Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the First Quarter of Fiscal Year 2025

•	Year-over-year revenue grows 11%, operating profit up 34%, non-GAAP operating profit up 27%

•	Operating cash flow of $326 million

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, October 24, 2024 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended September 30, 2024.

First Quarter 2025 Highlights

All comparisons are to the prior year period

•	Revenue increased by 11% to $1.2 billion; up 11% on a constant currency basis

•	Gross margin improved 420 bps to 58.6%; non-GAAP gross margin improved 320 bps to 59.2%

•	Income from operations increased 34%; non-GAAP income from operations up 27%

•	Operating cash flow of $326 million

•	Diluted earnings per share of $2.11; non-GAAP diluted earnings per share of $2.20

“Our first-quarter fiscal year 2025 results reflect ongoing momentum and strong execution across all areas of our business,” said Mick Farrell, Chairman and CEO of ResMed. “We delivered 11% year-over-year revenue growth, and our focus on operational excellence resulted in another quarter of year-over-year margin expansion and a 34% increase in operating profit. As we celebrate 35 years of growth and innovation, our recently launched 2030 strategy will further enable us to transform sleep health, breathing health, and healthcare technology at home. By building on our leadership in connected digital health, we are driving better care, simplifying the health journey, and improving access to our therapies globally so even more people worldwide are empowered to live healthier, higher-quality lives using products and services they love.”

RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	September 30, 2024	September 30, 2023	% Change	Constant Currency (A)
Revenue	$1,224.5	$1,102.3	11%	11%
Gross margin	58.6%	54.4%	8
Non-GAAP gross margin (B)	59.2%	56.0%	6
Selling, general, and administrative expenses	239.0	222.9	7	7
Research and development expenses	79.5	75.7	5	4
Income from operations	387.3	289.0	34
Non-GAAP income from operations (B)	406.4	318.8	27
Net income	311.4	219.4	42
Non-GAAP net income (B)	325.4	241.2	35
Diluted earnings per share	$2.11	$1.49	42
Non-GAAP diluted earnings per share (B)	$2.20	$1.64	34

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of First Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 11 percent on a constant currency basis, driven by increased demand for our sleep devices and masks portfolio, as well as strong growth across our Residential Care Software business.

•	Revenue in the U.S., Canada, and Latin America, excluding Residential Care Software, grew by 11 percent.

•	Revenue in Europe, Asia, and other markets, excluding Residential Care Software, grew by 10 percent on a constant currency basis.

•	Residential Care Software revenue increased by 12 percent on a constant currency basis, reflecting continued organic growth in our Residential Care Software portfolio.

•

Gross margin increased by 420 basis points mainly due to manufacturing efficiencies and component cost improvements and an increase in average selling prices. Non-GAAP gross margin increased by 320 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 7 percent on a constant currency basis. The increase in SG&A expenses was mainly due to increases in employee-related expenses. SG&A expenses improved to 19.5 percent of revenue in the quarter, compared with 20.2 percent in the same period of the prior year.

•	Income from operations increased by 34 percent, and non-GAAP income from operations increased by 27 percent.

RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 3 of 10

•

Net income for the quarter was $311 million and diluted earnings per share was $2.11. Non-GAAP net income increased by 35 percent to $325 million, and non-GAAP diluted earnings per share increased by 34 percent to $2.20, predominantly attributable to strong sales growth and gross margin improvement.

•	Operating cash flow for the quarter was $326 million, compared to net income in the current quarter of $311 million and non-GAAP net income of $325 million.

•	During the quarter, we paid $78 million in dividends and repurchased 222,000 shares for consideration of $50 million as part of our ongoing capital management.

Other Business and Operational Highlights

•	Celebrated 35 years of innovation and 25 years listed on the New York Stock Exchange (NYSE) by ringing the Opening Bell® at the NYSE on its listing anniversary.

•

Held its 2024 Investor Day and unveiled ResMed’s 2030 strategy to drive growth, profitability, and shareholder returns. As part of Investor Day, announced five-year revenue and earnings growth outlook, supported by ResMed’s plans to accelerate product and technology innovation, operational excellence, commercial execution, and financial strength. ResMed’s updated ambition is to help more than 500 million people achieve their full health potential in 2030.

•

ResMed operates two reporting units, historically named ‘Sleep and Respiratory Care’ and ‘SaaS’. In alignment with the 2030 Strategy announced during Investor Day in September, these reporting units have been renamed to Sleep and Breathing Health (formerly Sleep and Respiratory Care) and Residential Care Software (formerly SaaS). The methodology for attributing financial results to these reporting units remains unchanged. Revenue from prior periods is consistent and comparable to previous reporting.

•

Announced the upcoming launch of ResMed’s first fabric mask, the AirTouch N30i. With a fabric-wrapped frame featuring a soft, breathable, and moisture wicking design, the AirTouch N30i is designed to create a more natural and comfortable experience for users making it even easier to embrace CPAP therapy. AirTouch N30i will be available in the U.S. beginning next week.

•

Introduced several new patient-centric products encompassing digital and personalized solutions to enhance the therapy journey for sleep apnea patients. The innovations integrate with digital wearable devices and incorporate generative artificial intelligence to deliver a more personalized sleep health experience.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.53 per share. The dividend will have a record date of November 7, 2024, payable on December 12, 2024. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 6, 2024, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from November 6, 2024, through November 7, 2024, inclusive.

RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 4 of 10

Webcast details

ResMed will discuss its first quarter fiscal year 2025 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2025 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13749420. The telephone replay will be available until November 7, 2024.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2024	September 30, 2023
Net revenue	$1,224,509	$1,102,321
Cost of sales	499,620	485,442
Amortization of acquired intangibles (1)	7,670	8,908
Astral field safety notification expenses (1)	—	7,911

Total cost of sales	$507,290	$502,261

Gross profit	$717,219	$600,060
Selling, general, and administrative	238,979	222,874
Research and development	79,524	75,710
Amortization of acquired intangibles (1)	11,404	12,479

Total operating expenses	$329,907	$311,063

Income from operations	$387,312	$288,997
Other income (expenses), net:
Interest (expense) income, net	$(1,661)	$(14,957)
Gain (loss) attributable to equity method investments	963	(3,895)
Gain (loss) on equity investments (1)	(680)	(602)
Other, net	(2,437)	2,648

Total other income (expenses), net	(3,815)	(16,806)

Income before income taxes	$383,497	$272,191
Income taxes	72,142	52,769

Net income	$311,355	$219,422

Basic earnings per share	$2.12	$1.49
Diluted earnings per share	$2.11	$1.49
Non-GAAP diluted earnings per share (1)	$2.20	$1.64
Basic shares outstanding	146,861	147,075
Diluted shares outstanding	147,599	147,486

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$426,361	$238,361
Accounts receivable, net	811,198	837,275
Inventories	917,982	822,250
Prepayments and other current assets	485,584	459,833

Total current assets	$2,641,125	$2,357,719
Non-current assets:
Property, plant, and equipment, net	$560,211	$548,025
Operating lease right-of-use assets	157,068	151,121
Goodwill and other intangibles, net	3,364,630	3,327,959
Deferred income taxes and other non-current assets	499,383	487,570

Total non-current assets	$4,581,292	$4,514,675

Total assets	$7,222,417	$6,872,394

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$249,278	$237,728
Accrued expenses	365,749	377,678
Operating lease liabilities, current	28,278	25,278
Deferred revenue	157,188	152,554
Income taxes payable	93,690	107,517
Short-term debt	9,896	9,900

Total current liabilities	$904,079	$910,655
Non-current liabilities:
Deferred revenue	$144,453	$137,343
Deferred income taxes	83,521	79,339
Operating lease liabilities, non-current	144,490	141,444
Other long-term liabilities	83,270	42,257
Long-term debt	667,578	697,313

Total non-current liabilities	$1,123,312	$1,097,696

Total liabilities	$2,027,391	$2,008,351

Stockholders’ equity
Common stock	$758	$588
Additional paid-in capital	1,924,584	1,896,604
Retained earnings	5,225,111	4,991,647
Treasury stock	(1,823,272)	(1,773,267)
Accumulated other comprehensive income	(132,155)	(251,529)

Total stockholders’ equity	$5,195,026	$4,864,043

Total liabilities and stockholders’ equity	$7,222,417	$6,872,394

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RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$311,355	$219,422
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	44,730	44,934
Amortization of right-of-use assets	8,980	8,508
Stock-based compensation costs	20,156	18,510
(Gain) loss attributable to equity method investments, net of dividends received	(963)	3,895
(Gain) loss on equity investments	680	602
Changes in operating assets and liabilities:
Accounts receivable, net	36,417	6,534
Inventories, net	(70,254)	26,911
Prepaid expenses, net deferred income taxes and other current assets	(123)	(42,015)
Accounts payable, accrued expenses, income taxes payable and other	(25,440)	(1,018)

Net cash provided by (used in) operating activities	$325,538	$286,283
Cash flows from investing activities:
Purchases of property, plant, and equipment	(17,840)	(30,035)
Patent registration and acquisition costs	(1,767)	(10,831)
Business acquisitions, net of cash acquired	—	(103,183)
Purchases of investments	(1,350)	(3,680)
Proceeds from exits of investments	4,128	250
Proceeds (payments) on maturity of foreign currency contracts	18,975	(1,501)

Net cash provided by (used in) investing activities	$2,146	$(148,980)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	8,383	983
Purchases of treasury stock	(50,005)	—
Taxes paid related to net share settlement of equity awards	(389)	(225)
Payments of business combination contingent consideration	(855)	(1,293)
Proceeds from borrowings, net of borrowing costs	—	105,000
Repayment of borrowings	(30,000)	(185,000)
Dividends paid	(77,891)	(70,597)

Net cash provided by (used in) financing activities	$(150,757)	$(151,132)

Effect of exchange rate changes on cash	$11,073	$(4,962)

Net increase (decrease) in cash and cash equivalents	188,000	(18,791)
Cash and cash equivalents at beginning of period	238,361	227,891

Cash and cash equivalents at end of period	$426,361	$209,100

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RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and restructuring expense related to cost of sales and are reconciled below:

	Three Months Ended
	September 30, 2024	September 30, 2023
Revenue	$1,224,509	$1,102,321
GAAP cost of sales	$507,290	$502,261
Less: Amortization of acquired intangibles (A)	(7,670)	(8,908)
Less: Astral field safety notification expenses (A)	—	(7,911)

Non-GAAP cost of sales	$499,620	$485,442
GAAP gross profit	$717,219	$600,060
GAAP gross margin	58.6%	54.4%
Non-GAAP gross profit	$724,889	$616,879
Non-GAAP gross margin	59.2%	56.0%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended
	September 30, 2024	September 30, 2023
GAAP income from operations	$387,312	$288,997
Amortization of acquired intangibles—cost of sales (A)	7,670	8,908
Amortization of acquired intangibles—operating expenses (A)	11,404	12,479
Astral field safety notification expenses (A)	—	7,911
Acquisition-related expenses (A)	—	483

Non-GAAP income from operations	$406,386	$318,778

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RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 9 of 10

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended
	September 30, 2024	September 30, 2023
GAAP net income	$311,355	$219,422
Amortization of acquired intangibles—cost of sales (A)	7,670	8,908
Amortization of acquired intangibles—operating expenses (A)	11,404	12,479
Astral field safety notification expenses (A)	—	7,911
Acquisition-related expenses (A)	—	483
Income tax effect on non-GAAP adjustments (A)	(5,071)	(8,019)

Non-GAAP net income (A)	$325,358	$241,184

GAAP diluted shares outstanding	147,599	147,486
GAAP diluted earnings per share	$2.11	$1.49
Non-GAAP diluted earnings per share (A)	$2.20	$1.64

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, field safety notification expenses, acquisition related expenses and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD First Quarter 2025 Earnings Press Release – October 24, 2024	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	September 30, 2024	(A)	September 30, 2023	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$384.5		$345.9		11%
Masks and other	322.8		292.5		10

Total U.S., Canada and Latin America	$707.3		$638.4		11
Combined Europe, Asia, and other markets
Devices	$241.3		$218.8		10%	9%
Masks and other	119.2		105.8		13	11

Total Combined Europe, Asia and other markets	$360.4		$324.7		11	10
Global revenue
Total Devices	$625.8		$564.7		11%	10%
Total Masks and other	442.0		398.3		11	11

Total Sleep and Breathing Health	$1,067.7		$963.0		11	11
Residential Care Software	156.8		139.3		13	12

Total	$1,224.5		$1,102.3		11	11

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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